Exhibit 10.3

LESLIE’S, INC.

2020 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD

[PARTICIPANTID]

[FIRSTNAME] [LASTNAME]

Leslie’s, Inc. (the “Company”) hereby grants you an option to purchase Shares (your “Option”) under the Leslie’s, Inc. 2020 Omnibus Incentive Plan (the “Plan”), effective as of the Grant Date, with the following terms and conditions:

Grant Date:	[ ], [ ]

Vesting Commencement Date:	[ ], [ ]

Type of Option:	[NQSO][ISO]

Number of Shares:	[# SHARES GRANTED]

Exercise Price per Share:	U.S. $[ . ], which is the Fair Market Value as of the Grant Date

Vesting:

Your Option will vest and become exercisable as follows: [INSERT RELEVANT VESTING SCHEDULE], provided that you remain in continuous employment or service with the Company or an Affiliate until the applicable vesting date.

Upon a Change of Control, Section 17(c) of the Plan will apply to your Option. [For purposes of Section 17(c) of the Plan only, “Good Reason” shall be deemed to exist for purposes of your Option if (a) there is a material diminution in your title, duties, responsibilities or authority from those in effect as of immediately prior to the Change of Control; (b) the Company requires you to move to another location of the Company or any Affiliate and the the new job site is at least fifty (50) miles away from your principal job site as of immediately prior to the Change of Control; (c) there is a willful failure or refusal by the Company to perform any material obligation under any agreement between you and the Company; or (d) there is a reduction in your base salary or annual bonus target amount from the rate in effect as of immediately prior to the Change of Control. In each such case, you shall provide the Company with written notice of the grounds for a Good Reason termination within thirty (30) days of the first occurrence thereof, and the Company shall have a period of thirty (30) days to cure such grounds after its receipt of your written notice. Resignation by you (i) following the Company’s timely cure, (ii) before the expiration of the Company’s thirty (30)-day cure period or (iii) more than thirty (30) days after the expiration of the Company’s thirty (30)-day cure period, in each case, shall constitute a voluntary resignation and not a termination for Good Reason.][1]

[1]	Bracketed language to be included only in IPO grants to executive officers who are not already party to employment agreements with a Good Reason definition.

Except as otherwise provided above, upon your termination of employment, or cessation of services to, the Company and its Affiliates prior to the date your Option is fully vested, you will forfeit the unvested portion of your Option.

Termination Date:

Your Option expires at, and cannot be exercised after, the earliest to occur of:

•   The tenth (10th) anniversary of the Grant Date;

•   Twelve (12) months after your termination of employment or service as a result of your death;

•   Your termination of employment or service for Cause; or

•   Ninety (90) days after your termination of employment or service for any other reason, provided, that, if you die during this ninety (90)-day period, the exercise period will be extended until twelve (12) months after the date of your death.

If the date your Option terminates as specified above falls on a day on which the Applicable Exchange is not open for trading or on a date on which you are prohibited by Company policy (such as an insider trading policy) from exercising your Option, the termination date shall be automatically extended to the first available trading day following the original termination date, but not beyond the tenth (10th) anniversary of the Grant Date.

Manner of Exercise:

You may exercise your Option only to the extent vested and only if it has not terminated. To exercise your Option, you must complete the “Notice of Stock Option Exercise” form provided by the Company (which is attached as Exhibit A hereto) and return it to the address or send it via email, in each case, as indicated on the form, or use the equity platform procedure prescribed by the Company. The form will be effective when it is received by the Company, but exercise will not be completed until you pay the total exercise price and all applicable withholding taxes due as a result of the exercise to the Company.

If someone else wants to exercise your Option after your death, that person must contact the Company and prove to the Company’s satisfaction that he or she is entitled to do so.

Your ability to exercise your Option may be restricted by the Company if required by applicable law.

No fractional Shares shall be issued pursuant to the grant or exercise of your Option. The
Administrator shall determine whether the cash value of such fraction shall be paid or whether the fraction shall be cancelled for no consideration.

Market Stand-Off:	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, you agree that you shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Stock Option Award, without the prior written consent of the Company. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be determined by the Company. In no event, however, shall such period exceed one hundred eighty (180) days.

Restrictions on Transfer:	Your Option and all rights hereunder shall be non-assignable and non-transferable, other than by will or the laws of descent and distribution, and shall be exercisable during your lifetime only by you or your guardian or legal representative.

Taxes:

You (and not the Company or any Affiliate) shall be responsible for your federal, state, local or foreign tax liability and any of your other tax consequences that may arise as a result of the transactions contemplated by your Option. You shall rely solely on the determinations of your own tax advisors or your own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. To the extent that the receipt, vesting or exercise of your Option, or other event, results in income to you for federal, state or local income tax purposes, you shall deliver to the Company or its Affiliate, at the time the Company or its Affiliate is obligated to withhold taxes in connection with such receipt, vesting, exercise or other event, as the case may be, such amount as the Company or its Affiliate requires to meet its withholding obligation under applicable tax laws or regulations, and if you fail to do so, the Company shall not be obligated to deliver any Shares to you and shall have the right and authority to deduct or withhold from other compensation payable to you an amount sufficient to satisfy its withholding obligations.

To the extent permitted by the Company at the time a tax withholding requirement arises, you may satisfy the withholding requirement, in whole or in part, by electing to have the Company withhold for its own account that number of Shares otherwise deliverable to you upon exercise having an aggregate Fair Market Value on the date the tax is to be determined equal to the tax that the
Company must withhold in connection with the exercise; provided that the amount so withheld shall not exceed the maximum statutory rate to the extent necessary to avoid an accounting charge. The Fair Market Value of any fractional Share not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to you in cash.

Miscellaneous:

•   Neither the Plan nor the grant of your Option shall constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue as an employee or otherwise remain in the service of the Company or any of its Affiliates for any period of time, or at any particular rate of compensation. Nothing in this Stock Option Award will interfere with or restrict the rights of the Company or its Affiliates—which are expressly reserved—to remove, terminate or discharge you at any time for any reason whatsoever or for no reason, subject to the Company’s certificate of incorporation, bylaws and other similar governing documents and applicable law. Any value under your Option is not part of your normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit. The grant of your Option does not create any right to receive any future awards.

•   The Plan and your Option constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements between you and the Company with respect to the subject matter hereof. You expressly warrant that you are not accepting your Option in reliance on any promises, representations or inducements, other than those contained herein.

•   By accepting the grant of your Option, you agree not to sell any Shares acquired in connection with your Option other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

•   As a condition of the granting of your Option, you agree, for yourself and your legal representatives or guardians, that this Stock Option Award shall be interpreted by the Administrator, and that any interpretation by the Administrator of the terms of this Stock Option Award or the Plan, and any determination made by the Administrator pursuant to this Stock Option Award or the Plan, shall be final, binding and conclusive.

•   Subject to the terms of the Plan, the Administrator may modify or amend this Stock Option Award without your consent as permitted by Section 15(c) of the Plan or: (i) to the extent such action is deemed necessary by the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Administrator to preserve favorable accounting or tax treatment of any award for the Company; or (iii) to the extent the Administrator determines that such action does not materially and adversely affect the value of this Stock Option Award or that such action is in the best interest of you or any other person who may then have an interest in this Stock Option Award.

•   You acknowledge and expressly agree to the governing law and jurisdiction and waiver of jury trial terms of Section 18(g) of the Plan (and any successor terms).

•   This Stock Option Award may be executed in counterparts. The Company may deliver any documents related to current or future participation in the Plan by electronic means. You consent to receive those documents by electronic delivery and to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

•   The invalidity or unenforceability of any term of the Plan or this Agreement will not affect the validity or enforceability of any other term of the Plan or this Agreement, and each other term of the Plan and this Agreement will be severable and enforceable to the extent permitted by applicable law.

•   You must, upon request of the Company, do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the Company to implement this Agreement.

•   All awards, amounts, and benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. You acknowledge and expressly agree to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to you, whether adopted before or after the Grant Date, and any term of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

Your Option is granted under and governed by the terms and conditions of the Plan. The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between your Option and the Plan, the terms of the Plan shall govern, control and supersede over the provisions of your Option. Capitalized terms used in your Option and not defined shall have the meanings given in the Plan.

BY ACCEPTING THIS STOCK OPTION AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED HEREIN AND IN THE PLAN. YOU ALSO ACKNOWLEDGE RECEIPT OF THE PLAN. YOU REPRESENT TO THE COMPANY THAT YOU HAVE READ AND FULLY UNDERSTAND THIS STOCK OPTION AWARD AND THE PLAN AND THAT YOUR DECISION TO PARTICIPATE IN THE PLAN IS COMPLETELY VOLUNTARY. YOU ALSO ACKNOWLEDGE THAT YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS REGARDING THE TAX CONSEQUENCES OF YOUR OPTION. YOU MUST ACCEPT THIS STOCK OPTION AWARD WITHIN THIRTY (30) DAYS AFTER IT IS FIRST PRESENTED TO YOU FOR REVIEW, BY RETURNING A SIGNED COPY TO THE COMPANY IN ACCORDANCE WITH SUCH PROCEDURES AS THE COMPANY MAY ESTABLISH.

LESLIE’S, INC.		OPTIONEE

By:
	[EXECUTIVE]	[OPTIONEE]
[POSITION]

Date:

EXHIBIT A

LESLIE’S, INC.

NOTICE OF STOCK OPTION EXERCISE

Your completed form should be delivered to:                                                  ,                                                  . Email:

Incomplete forms may cause a delay in processing your option exercise.

OPTIONEE INFORMATION

Please complete the following. PLEASE WRITE YOUR FULL LEGAL NAME SINCE THIS NAME MAY BE ON YOUR STOCK CERTIFICATE.

Name:

Street Address:

City:                                                  State:                                      Zip Code:

Work Phone #: (            )-            -                  Home Phone #: (            )-            -

Social Security #:                 -            -

DESCRIPTION OF OPTION(S) BEING EXERCISED

Please complete the following for each option that you wish to exercise.

Grant Date	Exercise Price Per Share	Number of Shares Being Purchased	Total Exercise Price (multiply Exercise Price Per Share by Number of Shares Being Purchased)
	$		$
	$		$
	$		$
	$		$
	$		$
Aggregate Exercise Price			$